SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 17, 2012

Penson Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32878	75-2896356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 214-765-1100

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Penson Worldwide, Inc. (“Penson”) was held on May 17, 2012. The holders of 17,582,595 shares of common stock, 62.8% of the outstanding shares entitled to vote as of the record date, were represented at the meeting in person or by proxy, and this amount represented a quorum. At the meeting, three proposals were submitted to Penson’s stockholders, as more fully described in Penson’s proxy statement filed with the Securities and Exchange Commission on March 26, 2012 (“Proxy Statement”). The final voting results for each proposal are set forth below:

Proposal 1

The individuals named below were elected as Directors of the Company:

Nominee	For	Authority Withheld	Broker Non-Votes
Roger J. Engemoen, Jr.	7,030,382	4,107,922	6,444,291
David Johnson	7,055,525	4,082,779	6,444,291
David M. Kelly	7,067,857	4,070,447	6,444,291
Diane L. Schueneman	10,672,491	465,813	6,444,291
Robert S. Basso	9,654,803	1,483,501	6,444,291

The following additional directors’ terms of office as a director continued after the Annual Meeting of Stockholders:

Philip A. Pendergraft

Daniel P. Son

Proposal 2

The stockholders approved, on an advisory (non-binding) basis, Penson’s named executive officer compensation disclosed in the Proxy Statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,569,823	2,484,329	19,934	6,444,291

Proposal 3

The stockholders ratified the appointment of BDO USA, LLP as Penson’s independent registered public accounting firm for 2012, with voting on the proposal as follows:

Votes For	Votes Against	Abstentions
15,956,149	1,524,299	37,929

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.

Date:May 22, 2012	/s/ Philip A. Pendergraft

Name: Philip A. Pendergraft
Title: Chief Executive Officer